Exhibit 99.4

(Multicurrency—Cross Border)

ISDA®

International Swap Dealers Association. Inc.

MASTER AGREEMENT

dated as of [Month Day], 20XX

[ ]	and	[Wilmington Trust Company], not in its
individual capacity but solely in its capacity as
trustee of the CNH Equipment Trust 20XX-Y

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:—

1.                                      Interpretation

(a)                                 Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)                                 Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)                                  Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.                                      Obligations

(a)                                 General Conditions

(i)                                     Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)                                  Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii)                               Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

(b)                                 Change of Account.  Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)                                  Netting. If on any date amounts would otherwise be payable:—

(i)                                     in the same currency; and

(ii)                                  in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)                                 Deduction or Withholding for Tax.

(i)                                     Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—

(1)                                 promptly notify the other party (“Y”) of such requirement;

(2)                                 pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3)                                 promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4)                                 if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A)                               the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B)                               the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii)                                  Liability. If:—

(1)                                 X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2)                                 X does not so deduct or withhold; and

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(3)                                 a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e)                                  Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.                                      Representations.

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

(a)                                 Basic Representations.

(i)                                     Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(ii)                                  Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

(iii)                               No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)                              Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)                                 Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b)                                 Absence of Certain Events.  No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c)                                  Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

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(d)                                 Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e)                                  Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f)                                   Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.                                      Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a)                                 Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—

(i)                                     any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

(ii)                                  any other documents specified in the Schedule or any Confirmation; and

(iii)                               upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b)                                 Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)                                  Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d)                                 Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e)                                  Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.                                      Events of Default and Termination Events

(a)                                 Events of Default.  The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

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(i)                                     Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii)                                  Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii)                               Credit Support Default.

(1)                                 Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2)                                 the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3)                                 the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv)                              Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v)                                 Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi)                              Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii)                           Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(1)                                 is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a

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judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii)                        Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—

(1)                                 the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2)                                 the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b)                                 Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i)                                     Illegality.  Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

(1)                                 to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2)                                 to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii)                                  Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e))

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or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii)                               Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv)                              Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v)                                 Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)                                  Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6.                                      Early Termination

(a)                                 Right to Terminate Following Event of Default.  If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b)                                 Right to Terminate Following Termination Event.

(i)                                     Notice.  If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii)                                  Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(l) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

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If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii)                               Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv)                              Right to Terminate. If:—

(1)                                 a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2)                                 an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c)                                  Effect of Designation.

(i)                                     If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii)                                  Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d)                                 Calculations

(i)                                     Statement.  On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii)                                  Payment Date.  An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

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(e)                                  Payments on Early Termination.  If an Early Termination Date occurs. the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i)                                     Events of Default. If the Early Termination Date results from an Event of Default:—

(1)                                 First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2)                                 First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

(3)                                 Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4)                                 Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii)                                  Termination Events. If the Early Termination Date results from a Termination Event:—

(1)                                 One Affected Party.  If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2)                                 Two Affected Parties. If there are two Affected Parties:—

(A)                               if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B)                               if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

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If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii)                               Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv)                              Pre-Estimate.  The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7.                                      Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:—

(a)                                 a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b)                                 a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8.                                      Contractual Currency

(a)                                 Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into this Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)                                 Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

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(c)                                  Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d)                                 Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9.                                      Miscellaneous

(a)                                 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b)                                 Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c)                                  Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)                                 Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e)                                  Counterparts and Confirmations.

(i)                                     This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii)                                  The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f)                                   No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g)                                  Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10.                               Offices; Multibranch Parties

(a)                                 If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b)                                 Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c)                                  If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

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11.                               Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12.                               Notices

(a)                                 Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i)            if in writing and delivered in person or by courier, on the date it is delivered;

(ii)           if sent by telex, on the date the recipient’s answerback is received;

(iii)          if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

(iv)          if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

(v)           if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b)                                 Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13.                               Governing Law and Jurisdiction

(a)                                 Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b)                                 Jurisdiction.  With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i)                                     submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii)                                  waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

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(c)                                  Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d)                                 Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14.                               Definitions

As used in this Agreement:—

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:—

(a)                                 in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b)                                 in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c)                                  in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d)                                 in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

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“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as

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reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:—

(e)                                  the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(f)                                   (b)                                 such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meaning specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

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“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

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IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

[ ]	CNH EQUIPMENT TRUST 20XX-Y

By: [Wilmington Trust Company], not in its individual capacity but solely as Trustee

(Name of Party)	(Name of Party)

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

(Multicurrency — Cross Border)

SCHEDULE

to the

Master Agreement

dated as of [Month Day], 20XX

between

[      ] (“Party A”),

and

[Wilmington Trust Company], not in its individual capacity but solely in its capacity as trustee (“Trustee”) of the CNH Equipment Trust 20XX-Y (the “Trust”), (“Party B”)

Part 1.             Termination Provisions.

For the purposes of this Agreement:-

(a)                                 “Specified Entity” will not apply to Party A or Party B for any purpose.

(b)                                 “Specified Transaction” will have the meaning specified in Section 14.

(c)                                  Events of Default.

The statement below that an Event of Default will apply to a specific party means that upon the occurrence of such an Event of Default with respect to such party, the other party shall have the rights of a Non-defaulting Party under Section 6 of this Agreement; conversely, the statement below that such event will not apply to a specific party means that the other party shall not have such rights.

(i)                                     The “Failure to Pay or Deliver” provisions of Section 5(a)(i) will apply to Party A and will apply to Party B.

(ii)                                  The “Breach of Agreement” provisions of Section 5(a)(ii) will apply to Party A and will not apply to Party B; provided, however, that notwithstanding anything to the contrary in Section 5(a)(ii), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(ii) unless (A) a [Rating Agency 1] Second Trigger Downgrade Event has occurred and been continuing for 30 or more Local Business Days, (B) a [Rating Agency 2] Required Ratings Downgrade Event has occurred and been continuing for 10 or more Local Business Days, or (C) a [Rating Agency 3] Required Ratings Downgrade Event has occurred and been continuing for 30 or more days.

(iii)                               The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B except that Section 5(a)(iii)(1) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex; provided, however, that notwithstanding anything to the contrary in Section 5(a)(iii)(1), any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not constitute an Event of Default under Section 5(a)(iii) unless (A) a [Rating Agency 1] Second Trigger Downgrade Event has occurred and been continuing for 30 or more Local Business Days, (B) a [Rating Agency 2] Required Ratings Downgrade Event has occurred and been continuing for 10 or more Local Business Days, or (C) a [Rating Agency 3] Required Ratings Downgrade Event has occurred and been continuing for 30 or more days.

(iv)                              The “Misrepresentation” provisions of Section 5(a)(iv) will apply to Party A and will not apply to Party B.

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(v)                                 The “Default under Specified Transaction” provisions of Section 5(a)(v) will not apply to Party A and will not apply to Party B.

(vi)                              The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A and will not apply to Party B. For purposes of Section 5(a)(vi), solely with respect to Party A:

“Specified Indebtedness” will have the meaning specified in Section 14, except that such term shall not include obligations in respect of deposits received in the ordinary course of Party A’s banking business.

“Threshold Amount” means with respect to Party A an amount equal to three percent (3%) of the Shareholders’ Equity of [   ], or, if applicable, a guarantor under an Eligible Guarantee with credit ratings at least equal to the [Rating Agency 2] Required Ratings Threshold, the [Rating Agency 1] Second Trigger Threshold, and the [Rating Agency 3] Approved Ratings Threshold.

“Shareholders’ Equity” means with respect to an entity, at any time, such party’s shareholders’ equity (on a consolidated basis) determined in accordance with generally accepted accounting principles in such party’s jurisdiction of incorporation or organization as at the end of such party’s most recently completed fiscal year.

(vii)                           The “Bankruptcy” provisions of Section 5(a)(vii) will apply to Party A and will apply to Party B; provided, however, that, for purposes of applying Section 5(a)(vii) to Party B: (A) Section 5(a)(vii)(2) shall not apply, (B) Section 5(a)(vii)(3) shall not apply to any assignment, arrangement or composition that is effected by or pursuant to the Indenture, (C) Section 5(a)(vii)(4) shall not apply to a proceeding instituted, or a petition presented, by Party A or any of its Affiliates (notwithstanding anything to the contrary in this Agreement, for purposes of Section 5(a)(vii)(4), Affiliate shall have the meaning set forth in Section 14 of the ISDA Master Agreement), (D) Section 5(a)(vii)(6) shall not apply to any appointment that is effected by or pursuant to the Indenture, or any appointment to which Party B has not yet become subject; (E) Section 5(a)(vii) (7) shall not apply; (F) Section 5(a)(vii)(8) shall apply only to the extent of any event which has an effect analogous to any of the events specified in clauses (1), (3), (4), (5) or (6) of Section 5(a)(vii), in each case as modified in this Part 1(c)(vii), and (G) Section 5(a)(vii)(9) shall not apply.

(viii)                        The “Merger Without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will not apply to Party B.

(d)                                 Termination Events.

The statement below that a Termination Event will apply to a specific party means that upon the occurrence of such a Termination Event, if such specific party is the Affected Party with respect to a Tax Event, the Burdened Party with respect to a Tax Event Upon Merger (except as noted below) or the non-Affected Party with respect to a Credit Event Upon Merger, as the case may be, such specific party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement; conversely, the statement below that such an event will not apply to a specific party means that such party shall not have such right; provided, however, with respect to “Illegality” the statement that such event will apply to a specific party means that upon the occurrence of such a Termination Event with respect to such party, either party shall have the right to designate an Early Termination Date in accordance with Section 6 of this Agreement.

(i)                                     The “Illegality” provisions of Section 5(b)(i) will apply to Party A and will apply to Party B.

(ii)                                  The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A except that, for purposes of the application of Section 5(b)(ii) to Party A, Section 5(b)(ii) is hereby amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”, and the “Tax Event” provisions of Section 5(b)(ii) will apply to Party B.

(iii)                               The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will apply to Party B, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(iv)                              The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply to Party A and will not apply to Party B.

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(e)                                  The “Automatic Early Termination” provision of Section 6(a) will not apply to Party A and will not apply to Party B.

(f)                                   Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:

(i)                                     Market Quotation will apply, provided, however, that, in the event of a Derivative Provider Trigger Event, the following provisions will apply:

(A)                               The definition of Market Quotation in Section 14 shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a Replacement Transaction, and (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included.

(B)                               The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

(a)                                 if, on or prior to such Early Termination Date, a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding, the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(b)                                 if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value); or

(c)                                  if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement has been communicated to Party B and remains capable of becoming legally binding upon acceptance by Party B, Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.”

(C)                               If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Early Termination Date.

(D)                               If the Settlement Amount is a negative number, Section 6(e)(i)(3) shall be deleted in its entirety and replaced with the following:

“(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, (I) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (II) Party B shall pay to Party A the Termination Currency

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Equivalent of the Unpaid Amounts owing to Party A and (III) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided, however, that (x) the amounts payable under the immediately preceding clauses (II) and (III) shall be subject to netting in accordance with Section 2(c) of this Agreement and (y) notwithstanding any other provision of this Agreement, any amount payable by Party A under the immediately preceding clause (III) shall not be netted against any amount payable by Party B under the immediately preceding clause (I).”

(E)                                At any time on or before the Early Termination Date at which two or more Market Quotations from Approved Replacements have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, Party B shall be entitled to accept only the lowest of such Market Quotations (for the avoidance of doubt, (i) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (ii) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value).

(ii)                                  The Second Method will apply.

(g)                                  “Termination Currency” means USD.

(h)                                 Additional Termination Events. Additional Termination Events will apply as provided in Part 5(c).

Part 2.             Tax Matters.

(a)                                 Tax Representations.

(i)                                     Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A and Party B make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement; provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(ii)                                  Payee Representations. For the purpose of Section 3(f) of this Agreement:

(A)                               Party A makes the following representation(s):

that it is a [national banking association] organized under the laws of [the United States and its United States federal taxpayer identification number] is [           ], and

(B)                               Party B makes the following representation(s):

Party B is a [statutory trust] organized under the laws of the [state of Delaware], it is a U.S. person for United States federal income tax purposes and its United States federal taxpayer identification number is [          ].

(b)                                 Tax Provisions.

(i)                                     Indemnifiable Tax.  Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, all Taxes in relation to payments by Party A shall be Indemnifiable Taxes unless (i) such Taxes are assessed directly against Party B and not by deduction or withholding by Party A or (ii) arise as a result of a Change in Tax Law (in which case such Tax shall be an Indemnifiable Tax only if such Tax satisfies the definition of Indemnifiable Tax provided in Section 14). In relation to payments by Party B, no Tax

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shall be an Indemnifiable Tax, unless the Tax is due to a Change in Tax Law and otherwise satisfies the definition of Indemnifiable Tax provided in Section 14.

Part 3.             Agreement to Deliver Documents.

(a)                                 For the purpose of Section 4(a)(i), tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered

Party A and Party B

Any form or document required or reasonably requested to allow the other party to make payments under the Agreement without any deduction or withholding for or on account of any Tax, or with such deduction or withholding at a reduced rate.

(i) upon execution of this Agreement, (ii) on or before the first payment date under this Agreement, including any Credit Support Document, (iii) promptly upon the reasonable demand by the other party, (iv) prior to the expiration or obsolescence of any previously delivered form, and (v) promptly upon the information on any such previously delivered form becoming inaccurate or incorrect.

(b)                                 For the purpose of Section 4(a)(ii), other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party A and Party B

Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver the Agreement, each Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under the Agreement, each Confirmation and any Credit Support Document, as the case may be

		Upon the execution and delivery of this Agreement	Yes

Party A and Party B	Credit Support Document specified in Part 4 of the Schedule, such Credit Support Document being duly executed	Upon the execution and delivery of this Agreement	Yes

Party A and Party B

A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing the Agreement, each Confirmation, and any relevant Credit Support Document, as the case may be

		Upon the execution and delivery of this Agreement	Yes

Party A

Annual Report of Party A containing consolidated financial statements certified by independent certified public accountants and prepared in accordance with generally accepted accounting principles in the country in which Party A is organized

		Promptly upon request after becoming publicly available	Yes

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Party A	Opinions of counsel to Party A substantially in the form of Exhibit A to this Agreement reasonably satisfactory to Party B	Upon the execution and delivery of this Agreement	No

Party B	An opinion of counsel to Party B reasonably satisfactory to Party A	Upon the execution and delivery of this Agreement	No

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation

Party B	An executed copy of each Base Agreement	Within 30 days after the date of this Agreement.	No

Part 4.             Miscellaneous.

(a)                                 Address for Notices: For the purposes of Section 12(a) of this Agreement

Address for notices or communications to Party A:

Address:

With a copy to:

Address for notices or communications to Party B:

Address:	CNH Equipment Trust 20XX-Y

c/o [ ]

[ ]

[ ]

Facsimile no.: [ ]

Telephone no.:[ ]

Attention: [Structured Finance-ABS]

With a copy to:

CNH Industrial Capital America LLC

[6900 Veterans Boulevard

Burr Ridge, IL 60527

Attention: Assistant Treasurer Facsimile no.: (630) 887-5448 Telephone no.: (630) 887-2095]

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(b)                                 Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not applicable.

Party B appoints as its Process Agent: Not applicable.

(c)                                  Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)                                 Multibranch Party. For the purpose of Section 10(c) of this Agreement:

[Party A [is] a Multibranch Party and may act through its [                      ],[   ] or [                ] Office.]

Party B is not a Multibranch Party.

(e)                                  Calculation Agent. The Calculation Agent is Party A; provided, however, that if an Event of Default shall have occurred with respect to Party A, Party B shall have the right to appoint as Calculation Agent a financial institution which would qualify as a Reference Market-maker, reasonably acceptable to Party A, the cost for which shall be borne by Party A.

(f)                                   Credit Support Document.

Party A:   The Credit Support Annex, and any guarantee in support of Party A’s obligations under this Agreement.

Party B:   The Credit Support Annex, solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex.

(g)                                  Credit Support Provider.

Party A:   The guarantor under any guarantee in support of Party A’s obligations under this Agreement.

Party B   None.

(h)                                 Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole (including any claim or controversy arising out of or relating to this Agreement), without regard to the conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i)                                     Netting of Payments. Subparagraph (ii) of Section 2(c) will apply to each Transaction hereunder.

(j)                                    Affiliate. “Affiliate” shall have the meaning assigned thereto in Section 14; provided, however, that Party B shall be deemed to have no Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii).

Part 5.             Other Provisions.

(a)                                 Definitions.  Unless otherwise specified in a Confirmation, this Agreement and each Transaction under this Agreement are subject to the [2000 ISDA Definitions] as published and copyrighted in 2007 by the International Swaps and Derivatives Association, Inc. (the “Definitions”), and will be governed in all relevant respects by the provisions set forth in the Definitions, without regard to any amendment to the Definitions subsequent to the date hereof. The provisions of the Definitions are hereby incorporated by reference in and shall be deemed a part of this Agreement, except that (i) references in the Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for purposes of this Agreement, and (ii) references to a “Transaction” in this Agreement shall be deemed references to a “Swap Transaction” for purposes of the Definitions. Each term capitalized but not defined in this Agreement shall have the meaning assigned thereto in the Base Agreements.

Each reference herein to a “Section” (unless specifically referencing the Base Agreements) or to a “Section” “of this Agreement” will be construed as a reference to a Section of the ISDA Master Agreement; each herein reference to a “Part” will be construed as a reference to the Schedule to the ISDA Master Agreement; each reference herein to a “Paragraph” will be construed as a reference to a Paragraph of the Credit Support Annex.

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(b)                                 Amendments to ISDA Master Agreement.

(i)                                     Single Agreement. Section 1(c) is hereby amended by the adding the words “including, for the avoidance of doubt, the Credit Support Annex” after the words “Master Agreement”.

(ii)                                  Change of Account. Section 2(b) is hereby amended by the addition of the following after the word “delivery” in the first line thereof: “to another account in the same legal and tax jurisdiction as the original account”.

(iii)                               Representations. Section 3 is hereby amended by adding at the end thereof the following subsection (g):

“(g)Relationship Between Parties.

(1)  Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction, it being understood that information and explanations related to the terms and conditions of a Transaction will not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(2)  Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

(3)  Purpose. It is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4)  Status of Parties. The other party is not acting as an agent of, fiduciary for or advisor to it in respect of the Transaction.

(5)  Eligible Contract Participant. It is an “eligible contract participant” as defined in Section 1a(12) of the Commodity Exchange Act, as amended.”

(iv)                              Transfer to Avoid Termination Event. Section 6(b)(ii) is hereby amended by (i) deleting the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party,” and (ii) by deleting the words “to transfer” and inserting the words “to effect a Permitted Transfer” in lieu thereof.

(v)                                 Jurisdiction.  Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word “non-”, (ii) deleting “; and” from the end of subparagraph (i) and inserting “.” in lieu thereof, and (iii) deleting the final paragraph thereof.

(vi)                              Local Business Day. The definition of Local Business Day in Section 14 is hereby amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

(vii)                           Modified Representation. For purposes of Section 3(d) of this Agreement, the following shall be added immediately prior to the period at the end thereof:

“; provided, however, that in the case of financial statements delivered by either party, the only representation being made by either party is that such financial statements give a fair view of the state of affairs of the relevant entity to which they relate as at the date of such financial statements.”

(c)                                  Additional Termination Events. The following Additional Termination Events will apply:

(i)                                     First Rating Trigger Collateral. If Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex and such failure has not given rise to an Event of Default under Section 5(a)(i) or Section 5(a)(iii), then an Additional

8

Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(ii)                                  Second Rating Trigger Replacement. The occurrence of any event described in this Part 5(c)(ii) shall constitute an Additional Termination Event with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

(A)                               A [Rating Agency 1] Second Trigger Downgrade Event has occurred and been continuing for 30 or more Local Business Days and at least one Eligible Replacement has made a Firm Offer that would, assuming the occurrence of an Early Termination Date, qualify as a Market Quotation (on the basis that paragraphs (i) and (ii) of Part 1(f) (Payments on Early Termination) apply) and which remains capable of becoming legally binding upon acceptance.

(B)                               An [Rating Agency 2] Required Ratings Downgrade Event has occurred and been continuing for 60 or more calendar days.

(C)                               A [Rating Agency 3] Required Ratings Downgrade Event has occurred and been continuing for 30 or more calendar days.

(iii)                               Amendment of Basic Documents. If, without the prior written consent of Party A when such consent is required under the Basic Documents (such consent not to be unreasonably withheld), an amendment is made to the Basic Documents which amendment could reasonably be expected to have a material adverse effect on the interests of Party A (excluding, for the avoidance of doubt, any amendment to the Basic Documents that is entered into solely for the purpose of appointing a successor servicer, master servicer, securities administrator, trustee or other service provider) under this Agreement, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event; provided, however, that notwithstanding Section 6(b)(iv) of this Agreement, both Party A and Party B shall have the right to designate an Early Termination Date in respect of this Additional Termination Event.

(iv)                              Termination of Trust. If, the Trust is terminated pursuant to the Base Agreements and all rated certificates or notes, as applicable, have been paid in accordance with the terms of the Base Agreements, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event; provided, however, that notwithstanding Section 6(b)(iv) of this Agreement, both Party A and Party B shall have the right to designate an Early Termination Date in respect of this Additional Termination Event.

(v)                                 Securitization Unwind. If a Securitization Unwind (as hereinafter defined) occurs, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event; provided, however, that notwithstanding Section 6(b)(iv) of this Agreement, both Party A and Party B shall have the right to designate an Early Termination Date in respect of this Additional Termination Event. The Early Termination Date in respect of such Additional Termination Event shall be not earlier than the latest possible date that the amount of a termination payment may be submitted to a party exercising a clean-up call in order to be included in the clean-up call price. As used herein, “Securitization Unwind” means notice of the requisite amount of a party’s intention to exercise its option to purchase the underlying Trust Estate (other than the Trust Accounts) pursuant the Base Agreements is given by the Trustee to certificateholders or noteholders, as applicable, pursuant to the Base Agreements.

(vi)                              Acceleration of Notes. If there is an acceleration of the Notes following the occurrence of an “Event of Default” under the Indenture (provided such acceleration has not been rescinded) and the sale or liquidation of the Collateral commences under Article V of the Indenture, an Additional Termination Event shall have occurred with respect to Party B and Party B shall be the sole Affected Party with respect to such Additional Termination Event.

(vii)                           Regulation AB. If Party A fails to satisfy its obligations under that certain Indemnification and Disclosure Agreement dated as of [Month Day], 20XX between Party A and CNH Capital Receivables LLC, an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

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(d)                                 Required Ratings Downgrade Event. In the event that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold of each relevant Rating Agency (such event, a “Required Ratings Downgrade Event”), then Party A shall, as soon as reasonably practicable and so long as a Required Ratings Downgrade Event is in effect, at its own expense, use commercially reasonable efforts to procure either (A) a Permitted Transfer or (B) an Eligible Guarantee.

(e)                                  Transfers.

(i)                                     Section 7 is hereby amended to read in its entirety as follows:

“Subject to Section 6(b)(ii), neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under the Agreement or any Transaction without (a) the prior written consent of the other party and (b) satisfaction of the Rating Agency Condition, except that:

(a)                                 a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement);

(b)                                 a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e); and

(c)                                  Party A may transfer or assign this Agreement to any Person, including, without limitation, another of Party A’s offices, branches or affiliates (any such Person, office, branch or affiliate, a “Transferee”) on at least five Business Days’ prior written notice to Party B and the Trustee; provided that, with respect to this clause (c), (A) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax (B) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer; (C) such notice is accompanied by a written instrument pursuant to which the Transferee acquires and assumes the rights and obligations of Party A so transferred; (D) Party A will be responsible for any costs or expenses incurred in connection with such transfer and (E) Party A obtains in respect of such transfer a written acknowledgement of satisfaction of the Rating Agency Condition (except for [Rating Agency 1]). Party B will execute such documentation as is reasonably deemed necessary by Party A for the effectuation of any such transfer.”

(ii)                                  If an Eligible Replacement has made a Firm Offer (which remains an offer that will become legally binding upon acceptance by Party B) to be the transferee pursuant to a Permitted Transfer, Party B shall, at Party A’s written request and at Party A’s expense, take any reasonable steps required to be taken by Party B to effect such transfer.

(f)                                   Non-Recourse. Party A acknowledges and agree that, notwithstanding any provision in this Agreement to the contrary, the obligations of Party B hereunder are limited recourse obligations of Party B, payable solely from the Trust and the proceeds thereof, in accordance with the priority of payments and other terms of the Base Agreements and that Party A will not have any recourse to any of the directors, officers, employees, shareholders or affiliates of the Party B with respect to any claims, losses, damages, liabilities, indemnities or other obligations in connection with any transactions contemplated hereby. In the event that the Trust and the proceeds thereof, should be insufficient to satisfy all claims outstanding and following the realization of the account held by the Trust and the proceeds thereof, any claims against or obligations of Party B under the ISDA Master Agreement or any other confirmation thereunder still outstanding shall be extinguished and thereafter not revive. The Trustee shall not have liability for any failure or delay in making a payment hereunder to Party A due to any failure or delay in receiving amounts in the account held by the Trust from the Trust created pursuant to the Trust Agreement. This provision will survive the termination of this Agreement.

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(g)                                  Rating Agency Notifications. Notwithstanding any other provision of this Agreement, no Early Termination Date shall be effectively designated hereunder by Party B and no transfer of any rights or obligations under this Agreement shall be made by either party unless each Rating Agency has been given prior written notice of such designation or transfer.

(h)                                 No Set-off. Except as expressly provided for in Section 2(c), Section 6 or Part 1(f)(i)(D) hereof, and notwithstanding any other provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. Section 6(e) shall be amended by deleting the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.”.

(i)                                     Amendment. Notwithstanding any provision to the contrary in this Agreement, no amendment of either this Agreement or any Transaction under this Agreement shall be permitted by either party unless each of the Rating Agencies has been provided prior written notice of the same and such amendment satisfies the Rating Agency Condition with respect to [Rating Agency 2] and [Rating Agency 3].

(j)                                    Notice of Certain Events or Circumstances. Each Party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other Party and to each Rating Agency notice of such event or condition; provided that failure to provide notice of such event or condition pursuant to this Part 5(j) shall not constitute an Event of Default or a Termination Event.

(k)                                 Proceedings. No Relevant Entity shall institute against, or cause any other person to institute against, or join any other person in instituting against Party B in any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or state bankruptcy or similar law for a period of one year (or, if longer, the applicable preference period) and one day following payment in full of the Notes; provided, however, that nothing will preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, or (ii) from commencing against Party B or any of the Collateral any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding. This provision will survive the termination of this Agreement.

(l)                                     [Reserved.]

(m)                             Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) in any respect, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(n)                                 Consent to Recording. Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between trading, marketing, and operations personnel of the parties and their Affiliates, waives any further notice of such monitoring or recording, and agrees to notify such personnel of such monitoring or recording.

(o)                                 Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document.

11

(p)                                 Regarding Party A. Party B acknowledges and agrees that Party A, in its capacity as swap provider, has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Notes; (v) the preparation of or passing on the disclosure and other information (other than disclosure and information furnished by Party A) contained in any offering circular for the Notes, the Base Agreements, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Notes; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B’s existence.

(q)                                 Rating Agency Requirements.  Notwithstanding anything to the contrary herein, to the extent any Rating Agency does not assign a rating to the notes issued pursuant to the Indenture, references to the requirements of such Rating Agency herein shall be ignored for purposes of this Agreement.

(r)                                    Additional Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below, unless the context clearly requires otherwise:

“Approved Ratings Threshold” means each of the [Rating Agency 2] Approved Ratings Threshold, the [Rating Agency 1] First Trigger Ratings Threshold, and the [Rating Agency 3] Approved Ratings Threshold.

“Approved Replacement” means, with respect to a Market Quotation, an entity making such Market Quotation, which entity would satisfy conditions (a), (b), (c) and (d) of the definition of Permitted Transfer (as determined by Party B in its sole discretion, acting in a commercially reasonable manner) if such entity were a Transferee, as defined in the definition of Permitted Transfer.

“Base Agreements” means the Trust Agreement, dated as of [Month Day], 20XX, between CNH Capital Receivables LLC and the Trustee, the Sale and Servicing Agreement, dated as of [Month Day], 20XX, among Party B, CNH Capital Receivables LLC, as Seller, and New Holland Credit Company, LLC, as Servicer, and the Indenture.

“Basic Documents” has the meaning assigned to such term in the Indenture.

“Derivative Provider Trigger Event” means (i) an Event of Default with respect to which Party A is a Defaulting Party, (ii) a Termination Event (other than an Illegality or Tax Event) with respect to which Party A is the sole Affected Party or (iii) an Additional Termination Event with respect to which Party A is the sole Affected Party.

“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future obligations of Party A under this Agreement (or, solely for purposes of the definition of Eligible Replacement, all present and future obligations of such Eligible Replacement under this Agreement or its replacement, as applicable) which is provided by a guarantor as principal debtor rather than surety and which is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to [Rating Agency 2] and [Rating Agency 3], and either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to deduction or Tax collected by withholding, or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to deduction or Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such deduction or withholding been required, or (C) in the event that any payment under such guarantee is made net of deduction or withholding for Tax, Party A is required, under Section 2(a)(i), to make such additional payment as is necessary to ensure that the net amount actually received by Party B from the guarantor will equal the full amount Party B would have received had no such deduction or withholding been required.

“Eligible Replacement” means an entity (A) (I) (x) which has credit ratings from [Rating Agency 2] at least equal to the [Rating Agency 2] Required Ratings Threshold or (y) all present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with credit ratings from [Rating Agency 2] at least equal to the [Rating Agency 2] Required Ratings Threshold, in either case if [Rating Agency 2] is a Rating Agency, (II) (x) which has credit ratings from [Rating Agency 1] at least equal to the [Rating Agency 1] Second Trigger Ratings Threshold or (y) all present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided

12

by a guarantor with credit ratings from [Rating Agency 1] at least equal to the [Rating Agency 1] Second Trigger Ratings Threshold, in either case if [Rating Agency 1] is a Rating Agency, and (III) (x) which has credit ratings from [Rating Agency 3] at least equal to the applicable [Rating Agency 3] Approved Ratings Threshold or (y) all present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with credit ratings from [Rating Agency 3] at least equal to the [Rating Agency 3] Approved Ratings Threshold, in either case if [Rating Agency 3] is a Rating Agency, and (B) that has executed or agrees to execute a Regulation AB indemnification agreement, if applicable.

“Financial Institution” means a bank, broker/dealer, insurance company, structured investment company or derivative product company.

“Firm Offer” means a quotation from an Eligible Replacement (i) in an amount equal to the actual amount payable by or to Party B in consideration of an agreement between Party B and such Eligible Replacement to replace Party A as the counterparty to this Agreement by way of novation or, if such novation is not possible, an agreement between Party B and such Eligible Replacement to enter into a Replacement Transaction (assuming that all Transactions hereunder become Terminated Transactions), and (ii) that constitutes an offer by such Eligible Replacement to replace Party A as the counterparty to this Agreement or enter a Replacement Transaction that will become legally binding upon such Eligible Replacement upon acceptance by Party B.

[Rating Agency 3]” means [       ], or any successor thereto.

“[Rating Agency 3] Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from [Rating Agency 3] of “A” and a short-term unsecured and unsubordinated debt rating from [Rating Agency 3] of “F1”.

“[Rating Agency 3] Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings from [Rating Agency 3] at least equal to the [Rating Agency 3] Required Ratings Threshold.

“[Rating Agency 3] Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, a long-term unsecured and unsubordinated debt rating from [Rating Agency 3] of “BBB-”.

“Indenture” means the Indenture dated as of [Month Day], 20XX, between Party B and [Citibank, N.A.], as Indenture Trustee.

“[Rating Agency 1]” means [       ], or any successor thereto.

“[Rating Agency 1] First Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from [Rating Agency 1], a long-term unsecured and unsubordinated debt rating or counterparty rating from [Rating Agency 1] of “A2” and a short-term unsecured and unsubordinated debt rating from [Rating Agency 1] of “Prime-1”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating or counterparty rating from [Rating Agency 1], a long-term unsecured and unsubordinated debt rating or counterparty rating from [Rating Agency 1] of “A1”.

“[Rating Agency 1] Second Trigger Downgrade Event” means that no Relevant Entity has credit ratings from [Rating Agency 1] at least equal to the [Rating Agency 1] Second Trigger Ratings Threshold.

“[Rating Agency 1] Second Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from [Rating Agency 1], a long-term unsecured and unsubordinated debt rating or counterparty rating from [Rating Agency 1] of “A3” and a short-term unsecured and unsubordinated debt rating from [Rating Agency 1] of “Prime-2”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from [Rating Agency 1], a long-term unsecured and unsubordinated debt rating or counterparty rating from [Rating Agency 1] of “A3”.

“Permitted Transfer” means a transfer by novation by Party A to a transferee (the “Transferee”) of all, but not less than all, of Party A’s rights, liabilities, duties and obligations under this Agreement, with respect to which transfer each of the following conditions is satisfied: (a) the Transferee is an Eligible Replacement that is a recognized dealer in interest rate swaps; (b) as of the date of such transfer the Transferee would not be required to withhold or deduct on account of Tax from any payments under this Agreement or would be required to gross up for such Tax under Section 2(d)(i)(4); (c) an Event of Default or Termination Event would not occur as a result of such transfer; (d) pursuant to a written instrument (the “Transfer

13

Agreement”), the Transferee acquires and assumes all rights and obligations of Party A under the Agreement and the relevant Transaction; (e) such Transfer Agreement is effective to transfer to the Transferee all, but not less than all, of Party A’s rights and obligations under the Agreement and all relevant Transactions; (f) Party A will be responsible for any costs or expenses incurred in connection with such transfer (including any replacement cost of entering into a replacement transaction); (g) [Rating Agency 1] has been given prior written notice of such transfer and the Rating Agency Condition (other than with respect to [Rating Agency 1]) is satisfied; and (h) such transfer otherwise complies with the terms of the Base Agreements.

“Rating Agencies” means, with respect to any date of determination, each of [Rating Agency 2], [Rating Agency 1], and [Rating Agency 3], to the extent that each such rating agency is then providing a rating for any of the related notes or certificates, as applicable.

“Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder and each Rating Agency specified in connection with such proposed act or omission, that the party proposing such act or failure to act must consult with each of the specified Rating Agencies and receive from each such Rating Agency prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of any Notes.

“Relevant Entity” means Party A and, to the extent applicable, a guarantor under an Eligible Guarantee.

“Replacement Transaction” means, with respect to any Terminated Transaction or group of Terminated Transactions, a transaction or group of transactions that (i) would have the effect of preserving for Party B the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, and (ii) has terms which are substantially the same as this Agreement, including, without limitation, rating triggers, Regulation AB compliance, and credit support documentation, as determined by Party B in its sole discretion, acting in a commercially reasonable manner, save for the exclusion of provisions relating to Transactions that are not Terminated Transactions.

“Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings at least equal to the Required Ratings Threshold.

“Required Ratings Threshold” means each of the [Rating Agency 2] Required Ratings Threshold, the [Rating Agency 2] Second Trigger Ratings Threshold, and the [Rating Agency 3] Required Ratings Threshold.

“[Rating Agency 2]” means [            ], or any successor thereto.

“[Rating Agency 2] Approved Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, a short-term unsecured and unsubordinated debt rating of “A-1” from [Rating Agency 2], or, if such entity does not have a short-term unsecured and unsubordinated debt rating from [Rating Agency 2], a long-term unsecured and unsubordinated debt rating or counterparty rating of “A+” from [Rating Agency 2].

“[Rating Agency 2] Required Ratings Downgrade Event” means that no Relevant Entity has credit ratings from [Rating Agency 2] at least equal to the [Rating Agency 2] Required Ratings Threshold.

“[Rating Agency 2] Required Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, (I) if such entity is a Financial Institution, a short-term unsecured and unsubordinated debt rating of “A-2” from [Rating Agency 2], or, if such entity does not have a short-term unsecured and unsubordinated debt rating from [Rating Agency 2], a long-term unsecured and unsubordinated debt rating or counterparty rating of “BBB+” from [Rating Agency 2], or (II) if such entity is not a Financial Institution, a short-term unsecured and unsubordinated debt rating of “A-1” from [Rating Agency 2], or, if such entity does not have a short-term unsecured and unsubordinated debt rating from [Rating Agency 2], a long-term unsecured and unsubordinated debt rating or counterparty rating of “A+” from [Rating Agency 2].

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14

IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers with effect from the date so specified on the first page hereof.

[ ]	CNH EQUIPMENT TRUST 20XX-Y
By: [Wilmington Trust Company], not in
its individual capacity but solely as Trustee

By:	By:

Name:	Name:

Title:	Title:

Annex A

Paragraph 13 of the Credit Support Annex

DATE:		[Month Day], 20XX

TO:		CNH EQUIPMENT TRUST 20XX-Y (“Party B”)

c/o [Wilmington Trust Company]

[ ]

[ ]

[ ]

		Attention:	[ ]

		Telephone:	[ ]

		Facsimile:	[ ]

FROM:		[ ] (“Party A”)

Attention:

Telephone:

Facsimile:

SUBJECT:	Balance Guaranteed Swap (Class A-2b)

REFERENCE NUMBER:	Swap No.: [ ]
Swaption No.:

The purpose of this letter (this “Confirmation”) is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the “Transaction”). This Confirmation constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.

1                                         The definitions and provisions contained in the [2000 ISDA Definitions] (the “ISDA Definitions”), as published by the International Swaps and Derivatives Association, Inc. are incorporated into this Confirmation. In the event of any inconsistency between the definitions in the ISDA Definitions and this Confirmation, this Confirmation will govern. References herein to a “Transaction” shall be deemed to be references to a “Swap Transaction” for purposes of the ISDA Definitions.

Capitalized terms not defined herein shall have the meaning assigned to them in the Trust Agreement, dated as of [Month Day], 20XX, between CNH Capital Receivables LLC and [Wilmington Trust Company], as Trustee, the Sale and Servicing Agreement, dated as of [Month Day], 20XX, among CNH Equipment Trust 20XX-Y (the “Trust”), CNH Capital Receivables LLC, as Seller, and New Holland Credit Company, LLC, as Servicer, and the Indenture, dated as of [Month Day] , 20XX, between CNH Equipment Trust 20XX-Y and [Citibank, N.A.], as Indenture Trustee (together with the Trust Agreement and Sale and Servicing Agreement, the “Base Agreements”). In the event of any inconsistency between the definitions in the ISDA Definitions and the Base Agreements, the Base Agreements will govern.

This Confirmation supplements, forms a part of, and is subject to, the 1992 ISDA Master Agreement dated as of [Month Day], 20XX (including the Schedule thereto) as amended and supplemented from time to time (the “Agreement”) between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified herein.

2.                                      The terms of the particular Transaction to which this Confirmation relates are as follows:

Type of Transaction:	Interest Rate Swap

Notional Amount:

USD [                  ] initially. With respect to each subsequent Calculation Period, the Notional Amount shall be equal to the outstanding principal balance of the Class A-2b Notes as of the first day of such Calculation Period.

Trade Date:	[Month Day], 20XX

Effective Date:	[Month Day], 20XX

Termination Date:

The earlier of (i) [Month Day], 20XX, subject to adjustment in accordance with the Business Day Convention; provided, however, that for the purpose of determining the final Fixed Rate Payer Period End Date, Termination Date shall be subject to No Adjustment, and (ii) the date on which the outstanding principal balance of the Class A-2b Notes is reduced to zero.

Fixed Amounts:

Fixed Rate Payer:	CNH EQUIPMENT TRUST 20XX-Y

Fixed Rate Payer

Period End Dates:	The 15th calendar day of each month during the Term of this Transaction, commencing [Month Day], 20XX, and ending on the Termination Date, with No Adjustment.

Fixed Rate Payer

Payment Dates:

The 15th calendar day of each month during the Term of this Transaction, commencing [Month Day], 20XX, and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Fixed Rate:	%

Fixed Amount:	To be determined in accordance with the following formula:

Fixed Rate*Notional Amount*Fixed Rate Day Count Fraction

Fixed Rate Day

Count Fraction:	30/360

Floating Amounts:

Floating Rate Payer:	[ ]

Floating Rate Payer

Period End Dates:

The 15th calendar day of each month during the Term of this Transaction, commencing [Month Day], 20XX, and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Payer

Payment Dates:

The 15th calendar day of each month during the Term of this Transaction, commencing [Month Day], 20XX, and ending on the Termination Date, subject to adjustment in accordance with the Business Day Convention.

Floating Rate Option:	[USD-LIBOR-BBA] [USD-Prime-H.15] [SOFR (as defined herein)]

Floating Amount:	To be determined in accordance with the following formula:

Floating Rate Option*Notional Amount*Floating Rate Day Count Fraction

[Designated Maturity:	One month]

Floating Rate Day

Count Fraction:	[Actual/360] [30/360]

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

Business Days:	New York

Business Day Convention:	Following

Calculation Agent:	[ ]

3. Account Details and Settlement Information:

Payments to Party A:	[ ]

Account:

Account#:

CHIPS#:

Fed Wire/ABA#:

SWIFT Address:

Payments to Party B:	[ ]

[ABA # ]

[G/L/A: # ]

Account: [# ]

Account: [CNHET 20XX-Y]

Attn: [ ]

4.                                      Calculation of Market Quotation or Loss in connection with the early termination of all or a portion of this Transaction:

The relevant party calculating the Market Quotation or Loss, as appropriate, in connection with the early termination of all or a portion of this Transaction shall take into account the anticipated amortization of the Note Balance of the Class A-2b Notes for all Calculation Periods that would otherwise have ended on Payment Dates that would otherwise have fallen after such early termination.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF the parties have caused this Confirmation to be duly executed and delivered as of the day and year first written above.

[ ]		CNH Equipment Trust 20XX-Y

By: [Wilmington Trust Company], not in its

individual capacity but solely as trustee

By:		By:

Name:		Name:

Title:		Title:

Date:		Date:

REFERENCE	Swap No.: [ ]

NUMBER:	Swaption No.:

Annex A

Paragraph 13 of the Credit Support Annex

ISDA®

CREDIT SUPPORT ANNEX

to the Schedule to the

ISDA Master Agreement

dated as of [Month Day], 20XX between

[            ] (hereinafter referred to as “Party A” or “Pledgor”)

and

[Wilmington Trust Company], not in its individual capacity but solely in its capacity as trustee (“Trustee”) of the CNH Equipment Trust 20XX-Y (the “Trust”) (hereinafter referred to as “Party B” or “Secured Party”).

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Paragraph 13. Elections and Variables.

(a)                                 Security Interest for “Obligations”. The term “Obligations” as used in this Annex includes the following additional obligations:

With respect to Party A: not applicable.

With respect to Party B: not applicable.

(b)                                 Credit Support Obligations.

(i)                                     Delivery Amount, Return Amount and Credit Support Amount.

(A)                               “Delivery Amount” has the meaning specified in Paragraph 3(a), except that:

(I)                                   the words “upon a demand made by the Secured Party on or promptly following a Valuation Date” shall be deleted and replaced with the words “not later than the close of business on each Valuation Date”, and

(II)                              the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.” shall be deleted in its entirety and replaced with the following:

“The “Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the greatest of

(1)                                 the amount by which (a) the [Rating Agency 2] Credit Support Amount for such Valuation Date exceeds (b) the [Rating Agency 2] Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party,

(2)                                 the amount by which (a) the [Rating Agency 1] Credit Support Amount for such Valuation Date exceeds (b) the [Rating Agency 1] Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party, and

(3)                                 the amount by which (a) the [Rating Agency 3] Credit Support Amount for such Valuation Date exceeds (b) the [Rating Agency 3] Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party.”

(B)                               “Return Amount” has the meaning specified in Paragraph 3(b), except that:

(I)                                   the sentence beginning “Unless otherwise specified in Paragraph 13” and ending “(ii) the Credit Support Amount.” shall be deleted in its entirety and replaced with the following:

“The “Return Amount” applicable to the Secured Party for any Valuation Date will equal the least of

(1)                                 the amount by which (a) the [Rating Agency 2] Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the [Rating Agency 2] Credit Support Amount for such Valuation Date,

(2)                                 the amount by which (a) the [Rating Agency 1] Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the [Rating Agency 1] Credit Support Amount for such Valuation Date, and

(3)                                 the amount by which (a) the [Rating Agency 3] Value, as of such Valuation Date, of all Posted Credit Support held by the Secured Party exceeds (b) the [Rating Agency 3] Credit Support Amount for such Valuation Date.”

(C)                               “Credit Support Amount” shall not apply. For purposes of calculating any Delivery Amount or Return Amount for any Valuation Date, reference shall be made to the [Rating Agency 2] Credit Support Amount, the [Rating Agency 1] Credit Support Amount, or the [Rating Agency 3] Credit Support Amount, in each case for such Valuation Date, as provided in Paragraphs 13(b)(i)(A) and 13(b)(i)(B), above.

(ii)                                  Eligible Collateral.

On any date, the following items will qualify as “Eligible Collateral” (for the avoidance of doubt, all Eligible Collateral to be denominated in USD):

Collateral	[Rating Agency 2] Approved Ratings Valuation Percentage		[Rating Agency 2] Required Ratings Valuation Percentage		[Rating Agency 1] First Trigger Valuation Percentage		[Rating Agency 2] Second Trigger Valuation Percentage		[Rating Agency 3] & [ ] Valuation Percentage

(A) Cash		%		%		%		%		%

(B) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of not more than one year		%		%		%		%		%

(C) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than one year but not more than ten years		%		%		%		%		%

(D) Fixed-rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity on such date of more than ten years	%	%	%	%	%

Notwithstanding the Valuation Percentages set forth in the preceding table, upon the first Transfer of Eligible Collateral under this Annex, the Pledgor may, at the Pledgor’s expense, agree the Valuation Percentages in relation to (B) through (D) above with the relevant rating agency (to the extent such rating agency is providing a rating for the Notes), and upon such agreement (as evidenced in writing), such Valuation Percentages shall supersede those set forth in the preceding table.

(iii)                               Other Eligible Support.

The following items will qualify as “Other Eligible Support” for the party specified:

Such Other Eligible Support as the Pledgor may designate; provided, at the expense of the Pledgor, the prior written consent of the relevant rating agency (to the extent such rating agency is providing a rating for the Notes) shall have been obtained. For the avoidance of doubt, there are no items that qualify as Other Eligible Support as of the date of this Annex.

(iv)                              Threshold.

(A)                               “Independent Amount” means zero with respect to Party A and Party B.

(B)                               “[Rating Agency 1] Threshold” means, with respect to Party A and any Valuation Date, if a [Rating Agency 1] First Trigger Downgrade Event has occurred and is continuing and such [Rating Agency 1] First Trigger Downgrade Event has been continuing for at least 30 Local Business Days or since this Annex was executed, zero; otherwise, infinity.

“[Rating Agency 2] Threshold” means, with respect to Party A and any Valuation Date, if an [Rating Agency 2] Approved Threshold Downgrade Event has occurred and is continuing and such [Rating Agency 2] Approved Threshold Downgrade Event has been continuing for at least 10 Local Business Days or since this Annex was executed, zero; otherwise, infinity.

“[Rating Agency 3] Threshold” means, with respect to Party A and any Valuation Date, if a [Rating Agency 3] Approved Threshold Downgrade Event has occurred and is continuing and such [Rating Agency 3] Approved Threshold Downgrade Event has been continuing for at least 30 calendar days or since this Annex was executed, zero; otherwise, infinity

“Threshold” means, with respect to Party B and any Valuation Date, infinity.

(C)                               “Minimum Transfer Amount” means USD [100,000]; provided, however, that if the aggregate principal balance of Notes rated by [Rating Agency 2] ceases to be more than USD [50,000,000], “Minimum Transfer Amount” means USD [50,000]; provided further, with respect to the Secured Party at any time when the Secured Party is a Defaulting Party, “Minimum Transfer Amount” means zero.

(D)                               Rounding: The Delivery Amount will be rounded up and the Return Amount will be rounded down to the nearest integral multiple of USD [10,000].

(c)                                  Valuation and Timing.

(i)                                     “Valuation Agent” means Party A. The Valuation Agent’s calculations shall be made in accordance with standard market practices using commonly accepted third party sources such as Bloomberg or Reuters.

(ii)                                  “Valuation Date” means each Local Business Day.

(iii)                               “Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)                              “Notification Time” means 11:00 a.m., New York time, on a Local Business Day.

(d)                                 Conditions Precedent and Secured Party’s Rights and Remedies. The following Termination Events will be a “Specified Condition” for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): None.

(e)                                  Substitution.

(i)                                     “Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)                                  Consent.  If specified here as applicable, then the Pledgor must obtain the Secured Party’s consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)                                   Dispute Resolution.

(i)                                     “Resolution Time” means 1:00 p.m. New York time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)                                  Value. Notwithstanding anything to the contrary in Paragraph 12, for the purpose of Paragraphs 5(i)(C) and 5(ii), the [Rating Agency 2] Value, [Rating Agency 1] Value, and [Rating Agency 3] Value, on any date, of Eligible Collateral will be calculated as follows:

For Eligible Collateral comprised of Cash, the amount of such Cash.

For Eligible Collateral comprising securities, the sum of (A) the product of (1)(x) the bid price at the Valuation Time for such securities on the principal national securities exchange on which such securities are listed, or (y) if such securities are not listed on a national securities exchange, the bid price for such securities quoted at the Valuation Time by any principal market maker for such securities selected by the Valuation Agent, or (z) if no such bid price is listed or quoted for such date, the bid price listed or quoted (as the case may be) at the Valuation Time for the day next preceding such date on which such prices were available and (2) the applicable Valuation Percentage for such Eligible Collateral, and (B) the accrued interest on such securities (except to the extent Transferred to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in the immediately preceding clause (A)) as of such date.

(iii)                               Alternative. The provisions of Paragraph 5 will apply; provided, that the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

(g)                                  Holding and Using Posted Collateral.

(i)                                     Eligibility to Hold Posted Collateral; Custodians.

Party B is not and will not be entitled to hold Posted Collateral. Party B’s Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

(1)                                 The Custodian for Party B shall be the same banking institution that acts as Trustee for the Notes.

(2)                                 The Custodian for Party B shall have a short-term unsecured and unsubordinated debt rating from [Rating Agency 2] of at least “A-1” or, if no short-term rating is available, a long-term unsecured debt rating from [Rating Agency 2] of “A+.” The Trustee is required to replace the Custodian within 60 calendar days of the Custodian’s rating falling below “A-1,” in the case of a short-term rating, or “A+,” in the case of a long-term rating.

Initially, the Custodian for Party B is: to be advised in writing by Party B to Party A.

(ii)                                  Use of Posted Collateral.  The provisions of Paragraph 6(c) will not apply to Party B; therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6(c)(ii); provided, however, that the Trustee shall invest Cash Posted Credit Support in such investments as designated by Party A, with losses (net of gains) incurred in respect of such investments to be for the account of Party A; provided further, that such investments designated by Party A shall be limited to money market funds rated “AAAm” or “AAAm-G” by [Rating Agency 2] and from which such invested Cash Posted Credit Support may be withdrawn upon no more than 2 Local Business Day’s notice of a request for withdrawal.

(h)                                 Distributions and Interest Amount.

(i)                                     Interest Rate. The “Interest Rate” will be the actual interest rate earned on Posted Collateral in the form of Cash pursuant to Paragraph 13(g)(ii).

(ii)                                  Transfer of Interest Amount. The Transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b); provided, however, that the obligation of Party B to Transfer any Interest Amount to Party A shall be limited to the extent that Party B has earned and received such funds and such funds are available to Party B.

(iii)                               Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)                                     Additional Representation(s). There are no additional representations by either party.

(j)                                    Other Eligible Support and Other Posted Support.

(i)                                     “Value” with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time pursuant to Paragraph 13(b)(iii).

(ii)                                  “Transfer” with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time pursuant to Paragraph 13(b)(iii).

(k)                                 Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, except that any demand, specification or notice shall be given to or made at the following addresses, or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party:

If to Party A:

[          ]

With a copy to:

If to Party B:

CNH Equipment Trust 20XX-Y

c/o [                                                    ]

[                                                          ]

[                                                          ]

Facsimile no.:                     [                        ]

Telephone no.:               [                        ]

Attention:                                         [Structured Finance-ABS]

With a copy to:

CNH Industrial Capital America LLC

[6900 Veterans Boulevard

Burr Ridge, IL 60527]

Attention:                                         Assistant Treasurer

Facsimile no.:                     [(630) 887-5448]

Telephone no.:               [(630) 887-2095]

(l)                                     Address for Transfers. Each Transfer hereunder shall be made to the address specified in writing from time to time by the party to which such Transfer will be made.

(m)                             Other Provisions.

(i)                                     Collateral Account. The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated trust account and to hold, record and identify all the Posted Collateral in such segregated trust account and, subject to Paragraph 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

(ii)                                  Agreement as to Single Secured Party and Single Pledgor. Party A and Party B hereby agree that, notwithstanding anything to the contrary in this Annex, (a) the term “Secured Party” as used in this Annex means only Party B, (b) the term “Pledgor” as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9.

(iii)                               Calculation of Value.  Paragraph 4(c) is hereby amended by deleting the word “Value” and inserting in lieu thereof “[Rating Agency 2] Value, [Rating Agency 1] Value, [Rating Agency 3] Value”. Paragraph 4(d)(ii) is hereby amended by (A) deleting the words “a Value” and inserting in lieu thereof “a [Rating Agency 2] Value, a [Rating Agency 1] Value, and a [Rating Agency 3] Value” and (B) deleting the words “the Value” and inserting in lieu thereof “[Rating Agency 2] Value, [Rating Agency 1] Value, and [Rating Agency 3] Value”. Paragraph 5 (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “[Rating Agency 2] Value, [Rating Agency 1] Value, or [Rating Agency 3] Value”. Paragraph 5(i) (flush language) is hereby amended by deleting the word “Value” and inserting in lieu thereof “[Rating Agency 2] Value, [Rating Agency 1] Value, and [Rating Agency 3] Value”. Paragraph 5(i)(C) is hereby amended by deleting the word “the Value, if” and inserting in lieu thereof “any one or more of the [Rating Agency 2] Value, [Rating Agency 1] Value, or [Rating Agency 3] Value, as may be”. Paragraph 5(ii) is hereby amended by (1) deleting the first instance of the words “the Value” and inserting in lieu thereof “any one or more of the [Rating Agency 2] Value, [Rating Agency 1] Value, or [Rating Agency 3] Value” and (2) deleting the second instance of the words “the Value” and inserting in lieu thereof “such disputed [Rating Agency 2] Value, [Rating Agency 1] Value, or [Rating Agency 3] Value”. Each of Paragraph 8(b)(iv)(B) and Paragraph 11(a) is hereby amended by deleting the word “Value” and inserting in lieu thereof “least of the [Rating Agency 2] Value, [Rating Agency 1] Value or [Rating Agency 3] Value”.

(iv)                              Form of Annex.  Party A and Party B hereby agree that the text of Paragraphs 1 through 12, inclusive, of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law Only version) as published and copyrighted in 1994 by the International Swaps and Derivatives Association, Inc.

(v)                                 Events of Default.  Paragraph 7 will not apply to cause any Event of Default to exist with respect to Party B except that Paragraph 7(i) will apply to Party B solely in respect of Party B’s obligations under Paragraph 3(b) of the Credit Support Annex. Notwithstanding anything to the contrary in Paragraph 7, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall only be an Event of Default if (A) a [Rating Agency 1] Second Trigger Downgrade Event has occurred and been continuing for 30 or more Local Business Days, (B) an [Rating Agency 2] Required Ratings Downgrade Event has occurred and been continuing for 10 or more Local Business Days, or (C) a [Rating Agency 3] Required Ratings Downgrade Event has occurred and been continuing for 30 or more days.

(vi)                              Expenses.  Notwithstanding anything to the contrary in Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in any Transfer of Eligible Collateral.

(vii)                           Withholding.  Paragraph 6(d)(ii) is hereby amended by inserting immediately after “the Interest Amount” in the fourth line thereof the words “less any applicable withholding taxes.”

(viii)                        Additional Definitions. As used in this Annex:

“Exposure” has the meaning specified in Paragraph 12, except that (1) after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(f)(i)(A)-(E) of the Schedule is deleted)” shall be inserted and (2) at the end of the definition of Exposure, the words “with terms that are, in all material respects, no less beneficial for Party B than those of this Agreement” shall be added.

“[Rating Agency 3] Approved Ratings Downgrade Event” means that no Relevant Entity has credit ratings from [Rating Agency 3] at least equal to the [Rating Agency 3] Approved Ratings Threshold.

“[Rating Agency 3] Credit Support Amount” means, for any Valuation Date: means, for any Valuation Date,

(A)                               if the [Rating Agency 3] Threshold for such Valuation Date is zero, an amount equal to the sum of (1) the Secured Party’s Exposure and (2) the sum, for each Transaction, of the product of (a) the [Rating Agency 3] Volatility Cushion for such Transaction and (b) the Notional Amount of such Transaction for the Calculation Period which includes such Valuation Date, or

(B)                               if the [Rating Agency 3] Threshold for such Valuation Date is infinity, zero.

“[Rating Agency 3] Valuation Percentage” means, for any Valuation Date and each item of Eligible Collateral, if the [Rating Agency 3] Threshold for such Valuation Date is zero, the corresponding percentage for such Eligible Collateral in the column headed “[Rating Agency 3] Valuation Percentage”.

“[Rating Agency 3] Value” means, on any date and with respect to any Eligible Collateral other than Cash, the product of (x) the bid price obtained by the Valuation Agent for such Eligible Collateral and (y) the [Rating Agency 3] Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii). The [Rating Agency 3] Value of Cash will be the amount of such Cash.

“[Rating Agency 3] Volatility Cushion” means, for any Transaction, the related percentage set forth in the following table:

Remaining Weighted Average Maturity of Transaction
Rating of Most Senior Class of Notes Outstanding on	(years)
Valuation Date	1		2		3		4		5		6		7		8		9		10
At least “AA-”		%		%		%		%		%		%		%		%		%		%

“A+/A”		%		%		%		%		%		%		%		%		%		%

“A-/BBB+” or lower		%		%		%		%		%		%		%		%		%		%

“Local Business Day” means, for purposes of this Annex: any day on which (A) commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and the location of Party A, Party B and any Custodian, and (B) in relation to a Transfer of Eligible Collateral, any day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign deposits) in New York and the location of Party A, Party B and any Custodian.

“[Rating Agency 1] Credit Support Amount” means, for any Valuation Date:

(A)                               if the [Rating Agency 1] Threshold for such Valuation Date is zero and it is not the case that a [Rating Agency 1] Second Trigger Downgrade Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greater of (x) zero and (y) the sum of the Secured Party’s Exposure and the aggregate of [Rating Agency 1] First Trigger Additional Amounts for each Transaction and such Valuation Date;

(B)                               if a [Rating Agency 1] Second Trigger Downgrade Event has occurred and been continuing for at least 30 Local Business Days, an amount equal to the greatest of (x) zero, (y) the aggregate amount of the Next Payments for each Transaction and such Valuation Date, and (z) the sum of the Secured Party’s Exposure and the aggregate of [Rating Agency 1] Second Trigger Additional Amounts for each Transaction and such Valuation Date; or

(C)                               if the [Rating Agency 1] Threshold for such Valuation Date is infinity, zero.

“[Rating Agency 1] First Trigger Additional Amount” means, for any Valuation Date and any Transaction, the product of (i) the applicable [Rating Agency 1] First Trigger Factor set forth in Table 1, (ii) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and (iii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date.

“[Rating Agency 1] First Trigger Downgrade Event” means that no Relevant Entity has credit ratings from [Rating Agency 1] at least equal to the [Rating Agency 1] First Trigger Ratings Threshold.

“[Rating Agency 1] Second Trigger Additional Amount” means, for any Valuation Date and any Transaction,

(A)                               if such Transaction is not a Transaction-Specific Hedge, the product of (i) the applicable [Rating Agency 1] Second Trigger Factor set forth in Table 2, (ii) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and (iii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date; or

(B)                               if such Transaction is a Transaction-Specific Hedge, the product of (i) the applicable [Rating Agency 1] Second Trigger Factor set forth in Table 3, (ii) the Scale Factor, if any, for such Transaction, or, if no Scale Factor is applicable for such Transaction, one, and (iii) the Notional Amount for such Transaction for the Calculation Period for such Transaction (each as defined in the related Confirmation) which includes such Valuation Date;

“[Rating Agency 1] Valuation Percentage” means, with respect to a Valuation Date and each item of Eligible Collateral, (i) if the [Rating Agency 1] Threshold for such Valuation Date is zero and it is not the case that a [Rating Agency 1] Second Trigger Downgrade Event has occurred and been continuing for at least 30 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed “[Rating Agency 1] First Trigger Valuation Percentage” or (ii) if a [Rating Agency 1] Second Trigger Ratings Event has occurred and been continuing for at least 30 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed “[Rating Agency 1] Second Trigger Valuation Percentage”.

“[Rating Agency 1] Value” means, on any date and with respect to any Eligible Collateral other than Cash, the product of (x) the bid price obtained by the Valuation Agent and (y) the applicable

[Rating Agency 1] Valuation Percentage set forth in Paragraph 13(b)(ii). The [Rating Agency 1] Value of Cash will be the amount of such Cash.

“Next Payment” means, for each Transaction and each Valuation Date, the greater of (i) the aggregate amount of any payments due to be made by Party A under Section 2(a) in respect of such Transaction on the related Next Payment Date less the aggregate amount of any payments due to be made by Party B under Section 2(a) on such Next Payment Date (any such payments determined based on rates prevailing on such Valuation Date) and (ii) zero.

“Next Payment Date” means, for each Transaction, the date on which the next scheduled payment under such Transaction is due to be paid.

“[Rating Agency 2] Approved Ratings Downgrade Event” means that no Relevant Entity has credit ratings from [Rating Agency 2] at least equal to the [Rating Agency 2] Approved Ratings Threshold.

“[Rating Agency 2] Credit Support Amount” means, for any Valuation Date:

(A)                               if the [Rating Agency 2] Threshold for such Valuation Date is zero and it is not the case that an [Rating Agency 2] Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, an amount equal to the Secured Party’s Exposure;

(B)                               if an [Rating Agency 2] Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, an amount equal to 125% of the Secured Party’s Exposure; or

(C)                               if the [Rating Agency 2] Threshold for such Valuation Date is infinity, zero.

“[Rating Agency 2] Valuation Percentage” means, with respect to a Valuation Date and each item of Eligible Collateral, (i) if the [Rating Agency 2] Threshold for such Valuation Date is zero and it is not the case that a [Rating Agency 2] Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed “[Rating Agency 2] Approved Ratings Valuation Percentage” or (ii) if an [Rating Agency 2] Required Ratings Downgrade Event has occurred and been continuing for at least 10 Local Business Days, the corresponding percentage for such Eligible Collateral in the column headed “[Rating Agency 2] Required Ratings Valuation Percentage”.

“[Rating Agency 2] Value” means, on any date and with respect to any Eligible Collateral, the product of (x) the bid price obtained by the Valuation Agent for such Eligible Collateral and (y) the applicable [Rating Agency 2] Valuation Percentage for such Eligible Collateral set forth in paragraph 13(b)(ii).

“Transaction-Specific Hedge” means any Transaction in respect of which (x) the notional amount is “balance guaranteed” or (y) the notional amount for any Calculation Period (as defined in the related Confirmation) otherwise is not a specific dollar amount that is fixed at the inception of the Transaction.

“Valuation Percentage” shall mean, for purposes of determining the [Rating Agency 2] Value, [Rating Agency 1] Value and [Rating Agency 3] Value with respect to any Eligible Collateral or Posted Collateral, the applicable [Rating Agency 2] Valuation Percentage, [Rating Agency 1] Valuation Percentage, or [Rating Agency 3] Valuation Percentage for such Eligible Collateral or Posted Collateral, respectively, in each case as set forth in Paragraph 13(b)(ii).

“Value” shall mean, in respect of any date, the related [Rating Agency 2] Value, the related [Rating Agency 1] Value, and the related [Rating Agency 3] Value.

[Remainder of this page intentionally left blank]

Table 1

Remaining Weighted Average Life of Hedge in Years	[Rating Agency 1] First Trigger Factor—Single Currency Interest Rate Hedges	[Rating Agency 1] First Trigger Factor—Currency Hedges

Equal to or less than 1%			%

Greater than 1 but less than or equal to 2%			%

Greater than 2 but less than or equal to 3%			%

Greater than 3 but less than or equal to 4%			%

Greater than 4 but less than or equal to 5%			%

Greater than 5 but less than or equal to 6%			%

Greater than 6 but less than or equal to 7%			%

Greater than 7 but less than or equal to 8%			%

Greater than 8 but less than or equal to 9%			%

Greater than 9 but less than or equal to 10%			%

Greater than 10 but less than or equal to 11%			%

Greater than 11 but less than or equal to 12%			%

Greater than 12 but less than or equal to 13%			%

Greater than 13 but less than or equal to 14%			%

Greater than 14 but less than or equal to 15%			%

Greater than 15 but less than or equal to 16%			%

Greater than 16 but less than or equal to 17%			%

Greater than 17 but less than or equal to 18%			%

Greater than 18 but less than or equal to 19%			%

Greater than 19 but less than or equal to 20%			%

Greater than 20 but less than or equal to 21%			%

Greater than 21 but less than or equal to 22%			%

Greater than 22 but less than or equal to 23%			%

Greater than 23 but less than or equal to 24%			%

Greater than 24 but less than or equal to 25%			%

Greater than 25 but less than or equal to 26%	%

Greater than 26 but less than or equal to 27%	%

Greater than 27 but less than or equal to 28%	%

Greater than 28 but less than or equal to 29%	%

Greater than 29%	%

Table 2

Remaining Weighted Average Life of Hedge in Years	[Rating Agency 1] Second Trigger Factor—Single Currency Interest Rate Swaps	[Rating Agency 1] Second Trigger Factor— Currency Swaps

Equal to or less than 1%			%

Greater than 1 but less than or equal to 2%			%

Greater than 2 but less than or equal to 3%			%

Greater than 3 but less than or equal to 4%			%

Greater than 4 but less than or equal to 5%			%

Greater than 5 but less than or equal to 6%			%

Greater than 6 but less than or equal to 7%			%

Greater than 7 but less than or equal to 8%			%

Greater than 8 but less than or equal to 9%			%

Greater than 9 but less than or equal to 10%			%

Greater than 10 but less than or equal to 11%			%

Greater than 11 but less than or equal to 12%			%

Greater than 12 but less than or equal to 13%			%

Greater than 13 but less than or equal to 14%			%

Greater than 14 but less than or equal to 15%			%

Greater than 15 but less than or equal to 16%			%

Greater than 16 but less than or equal to 17%			%

Greater than 17 but less than or equal to 18%			%

Greater than 18 but less than or equal to 19%			%

Greater than 19 but less than or equal to 20%			%

Greater than 20 but less than or equal to 21%	%

Greater than 21 but less than or equal to 22%	%

Greater than 22 but less than or equal to 23%	%

Greater than 23 but less than or equal to 24%	%

Greater than 24 but less than or equal to 25%	%

Greater than 25 but less than or equal to 26%	%

Greater than 26 but less than or equal to 27%	%

Greater than 27 but less than or equal to 28%	%

Greater than 28 but less than or equal to 29%	%

Greater than 29%	%

Table 3

Remaining Weighted Average Life of Hedge in Years	[Rating Agency 1] Second Trigger Factor—Single Currency Interest Rate Hedges	[Rating Agency 1] Second Trigger Factor—Currency Hedges

Equal to or less than 1%			%

Greater than 1 but less than or equal to 2%			%

Greater than 2 but less than or equal to 3%			%

Greater than 3 but less than or equal to 4%			%

Greater than 4 but less than or equal to 5%			%

Greater than 5 but less than or equal to 6%			%

Greater than 6 but less than or equal to 7%			%

Greater than 7 but less than or equal to 8%			%

Greater than 8 but less than or equal to 9%			%

Greater than 9 but less than or equal to 10%			%

Greater than 10 but less than or equal to 11%			%

Greater than 11 but less than or equal to 12%			%

Greater than 12 but less than or equal to 13%			%

Greater than 13 but less than or equal to 14%			%

Greater than 14 but less than or equal to 15%	%

Greater than 15 but less than or equal to 16%	%

Greater than 16 but less than or equal to 17%	%

Greater than 17 but less than or equal to 18%	%

Greater than 18 but less than or equal to 19%	%

Greater than 19 but less than or equal to 20%	%

Greater than 20 but less than or equal to 21%	%

Greater than 21 but less than or equal to 22%	%

Greater than 22 but less than or equal to 23%	%

Greater than 23 but less than or equal to 24%	%

Greater than 24 but less than or equal to 25%	%

Greater than 25 but less than or equal to 26%	%

Greater than 26 but less than or equal to 27%	%

Greater than 27 but less than or equal to 28%	%

Greater than 28 but less than or equal to 29%	%

Greater than 29%	%

IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized officers with effect from the date so specified on the first page hereof.

[ ]	CNH EQUIPMENT TRUST 20XX-Y

By: [Wilmington Trust Company], not in

its individual capacity but solely as Trustee

By:	By:

Name:	Name:

Title:	Title: